UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2012

Escalon Medical Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-20127	330272839
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

435 Devon Park Drive, Building 100, Wayne, Pennsylvania		19087
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-688-6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 29, 2012, Escalon Medical Corp. (the "Company") received a letter from the Listing Qualifications Staff of the NASDAQ Stock Market (the "Staff") indicating that the Company is not in compliance with the $1.00 minimum closing bid price requirement under the NASDAQ Listing Rules (the "Listing Rules"). The Listing Rules require listed securities to maintain a minimum bid price of $1.00 per share. If a NASDAQ-listed company trades below the minimum bid price requirement for 30 consecutive business days, it is notified of the deficiency. Based upon the Staff's review, the Company no longer meets this requirement. The Listing Rules provide the Company with a compliance period of 180 calendar days, or until December 26, 2012 in which to regain compliance with this requirement.
To regain compliance with the minimum bid price requirement, the Company must have a closing bid price of $1.00 per share or more for a minimum of ten consecutive business days during this compliance period. In the event that the Company does not regain compliance within this period, it may be eligible for additional time to regain compliance by satisfying certain requirements. However, if it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, the Staff will notify the Company that its securities will be delisted from the NASDAQ Capital Market. The Company may still appeal the Staff's determination to delist its securities to a Hearing Panel. During any appeal process, the Company's common stock would continue to trade on the NASDAQ Capital Market. The NASDAQ notification letter has no immediate effect on the listing or trading of the Company's common stock on the NASDAQ Capital Market. The Company is currently looking at all of the options available with respect to regaining such compliance.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 29, 2012, Escalon Medical Corp.("Company") held its Annual Meeting of Shareholders (the "Meeting"). At the Meeting, shareholders elected as Class III directors of the Company Richard J. DePiano with 2,284,159 votes for and 301,692 votes withheld and Jay L. Federman, MD with 2,284,159 votes for and 301,692 votes withheld and ratified Mayer Hoffman McCann P.C. as the Company's independent registered public accounting firm for the fiscal year ended June 30, 2012 by a vote of 6,814,175 for, 60,350 for against and 2,055 abstained.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Escalon Medical Corp.

June 29, 2012	By:	Richard J. DePiano

Name: Richard J. DePiano
Title: CEO